UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

HORIZON LINES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 West Tyvola Road

Coliseum 3, Suite 530

Charlotte, North Carolina 28217

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2015, Horizon Lines of Puerto Rico, Inc. and Horizon Lines, LLC, each a subsidiary of Horizon Lines, Inc. (collectively, the “Company”) entered into an Asset Purchase Agreement with Luis A. Ayala Colon Sucres, Inc. (the “Purchaser”), pursuant to which the Company sold to the Purchaser certain of the Company’s owned vehicles and equipment and assigned certain leases relating to the Company’s Puerto Rico operations (the “Asset Purchase Agreement”). The Asset Purchase Agreement follows the Company’s announcement on November 11, 2014 to cease providing liner service between the U.S. and Puerto Rico by the end of 2014, which actually occurred in early January 2015, and to terminate San Juan terminal services by the end of the first quarter of 2015.

Pursuant to the Asset Purchase Agreement, the Purchaser paid the Company $7.3 million at closing and assumed certain liabilities, including San Juan terminal lease payments of approximately $12.8 million, associated with the purchased assets. The Asset Purchase Agreement also contains representations and warranties customary for a transaction of this nature.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

A copy of the press release issued by the Company announcing the closing of the transaction contemplated by the Asset Purchase Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated into this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement, dated March 11, 2015, by and among Horizon Lines of Puerto Rico, Inc., Horizon Lines, LLC and Luis A. Ayala Colon Sucres, Inc.

99.1	Press Release of Horizon Lines, Inc. dated March 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: March 13, 2015	By:	/s/ Michael T. Avara

Michael T. Avara
Executive Vice President
and Chief Financial Officer

Exhibit Index

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement, dated March 11, 2015, by and among Horizon Lines of Puerto Rico, Inc., Horizon Lines, LLC and Luis A. Ayala Colon Sucres, Inc.

99.1	Press Release of Horizon Lines, Inc. dated March 11, 2015.